UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MANHATTAN SCIENTIFICS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
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4) Date Filed:

INFORMATION STATEMENT
OF
MANHATTAN SCIENTIFICS, INC.

The Chrysler Building
405 Lexington Avenue, 32nd Floor
New York, NY 10174
(212) 551-0577

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The action described in this Information Statement has already been approved by our majority stockholders.
A vote of the remaining stockholders is not necessary.

This Information Statement is first being furnished on or around June 25, 2007 to the stockholders of record of the voting stock of Manhattan Scientifics, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), as of the close of business on May 25, 2007 (the “Record Date”).

Our Board of Directors has approved, and a total of ten stockholders who own 50.01% of the current issued and outstanding shares of the Company’s common stock that are entitled to vote on the action have consented in writing to, the action described below. The shares of the Company’s capital stock entitled to vote on this action are hereinafter referred to as the “Voting Shares.” Such approval and consent constitute the approval and consent of a majority of the total number of the Voting Shares and are sufficient under the Delaware General Corporation Law and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY
CONSENTING MAJORITY STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Company’s common and preferred stock.

The Company will deliver only one information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Manhattan Scientifics, Inc.
The Chrysler Building
405 Lexington Avenue, 32nd Floor
New York, NY 10174
(212) 551-0577

INFORMATION ON CONSENTING MAJORITY STOCKHOLDERS

Pursuant to the Company’s Bylaws and Delaware General Corporation Law Section 242, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Certificate of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 250,000,000 voting shares of common stock issued and outstanding, which for voting purposes are entitled to one vote per share. The consenting majority stockholders collectively own 125,025,303 shares of the Company’s common stock, which represents approximately 50.01% of the total number of Voting Shares. Pursuant to Delaware General Corporation Law Section 228, the consenting majority stockholders voted in favor of the action described herein in a written consent, dated May 25, 2007, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting majority stockholders’ names, affiliation with the Company and beneficial holdings are as follows:

Name	Affiliation	Number of Voting Shares	Percentage of Voting Shares (1)
Marvin Maslow	Stockholder, Chief Executive Officer, Chief Financial Officer & Chairman of the Board	33,847,606	13.54%
David A. Teich	Stockholder, Director	10,000,000	4.00%
Lancer Funds (2)	Stockholder	43,655,000	17.46%
Saraklis, Inc. (3)	Stockholder	14,450,106	5.78%
Photos Georgiou	Stockholder	10,687,186	4.27%
Chris Theoharis	Stockholder	4,207,405	1.68%
Richardson & Patel LLP (4)	Stockholder	3,000,000	1.20%
Ralph Anderson	Stockholder	2,750,000	1.10%
Lunar Design, Inc. (5)	Stockholder	1,200,000	0.48%
Domenica Inc. (6)	Stockholder	1,228,000	0.49%
Total		125,025,303	50.01%

(1) Based on a total of 250,000,000 Voting Shares outstanding as of the Record Date.

(2) Includes (i) 2,150,000 shares held by Lancer Offshore Fund, (ii) 28,250,000 shares held directly by Lancer Offshore, Inc., (iii) 12,000,000 shares held directly by Lancer Partners LP, (iv) 500,000 shares held directly by the Orbiter Fund Ltd., and (v) 755,000 shares held directly by the Viator Fund Ltd (collectively, (i) through (v) are the “Lancer Funds”). The Lancer Funds filed for bankruptcy in April 2003. Mr. Marty Steinberg is the bankruptcy trustee of the Lancer Funds. As trustee, Mr. Steinberg has the voting and dispositive power over the shares held by the Lancer Funds.

(3) Includes 250,000 shares held directly by Emmanuel Tsoupanarias and 14,200,106 shares held by Saraklis, Inc., a company of which Mr. Tsoupanarias is the President and owner. As President and owner, Mr. Tsoupanarias has the voting and dispositive power over the shares held by Saraklis, Inc.

(4) The natural person with voting power and investment power on behalf of Richardson & Patel LLP is Mr. Nimish Patel, a partner.

(5) The natural person with voting power and investment power on behalf of Lunar Design, Inc. is Mr. Jeffrey Smith, its President and CEO.

(6) The natural person with voting power and investment power on behalf of Domenica Inc. is Ms. Suzanne Rupert, its President.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company’s capital stock by (i) each person known by the Company who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors of the Company; and (iii) all the aforementioned officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the address of the beneficial owner will be c/o Manhattan Scientifics, Inc., The Chrysler Building, 405 Lexington Avenue, 32nd Floor, New York, New York 10174.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned (1)
Marvin Maslow, Chief Executive Officer, Chief Financial Officer and Chairman of the Board	33,847,606	13.54%
David A. Teich, Director	10,000,000	4.00%
Lancer Funds (2)	53,655,000	21.46%
Saraklis, Inc. (3)	14,450,106	5.78%
All Executive Officers and Directors as a Group (two persons)	43,847,606	17.54%

(1) Percentage is based on a total of 250,000,000 shares of common stock outstanding as of the Record Date.

(2) Includes (i) 2,150,000 shares held directly by Lancer Offshore Fund, (ii) 28,250,000 shares held directly by Lancer Offshore, Inc., (iii) 12,000,000 shares held directly by Lancer Partners LP, (iv) 500,000 shares held directly by the Orbiter Fund Ltd., (v) 800,000 shares held directly by the Viator Fund Ltd (collectively, (i) through (v) are the “Lancer Funds”), and (vi) options that are immediately exercisable to purchase 10,000,000 shares of common stock at a price of $0.05 per share. The Lancer Funds filed for bankruptcy in April 2003. Mr. Marty Steinberg is the bankruptcy trustee of the Lancer Funds. As trustee, Mr. Steinberg has the voting and dispositive power over the shares held by the Lancer Funds. The address of the Lancer Funds is 375 Park Avenue, Suite 2006, New York, New York 10152.

(3) Includes 250,000 shares held directly by Emmanuel Tsoupanarias and 14,200,106 shares held by Saraklis, Inc., a company of which Mr. Tsoupanarias is the President and owner. As President and owner, Mr. Tsoupanarias has the voting and dispositive power over the shares held by Saraklis, Inc. The address is 113 Niagara, Kirkland, Quebec (Canada) H9J3B2.

CHANGE IN CONTROL

None.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING MAJORITY STOCKHOLDERS

The following action was approved by written consent of the Board of Directors and the consenting majority stockholders:

ACTION
AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

Our Board of Directors has adopted and approved an amendment to our Certificate of Incorporation to increase the authorized common stock from 250,000,000 shares to 500,000,000 shares (the “Authorized Shares Amendment”). A majority of the stockholders entitled to vote on the Authorized Shares Amendment voted in favor of the Amendment by written consent dated May 25, 2007. The text of the resolutions that were approved by the consenting majority stockholders is attached to this Information Statement as Exhibit 1. The text of the Authorized Shares Amendment is included in this Information Statement as Exhibit A to the resolutions. The Authorized Share Amendment will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of Delaware.

Reason for Authorized Shares Amendment

We have reached the maximum amount of our authorized common stock. As of the Record Date, we have 250,000,000 shares of common stock authorized, of which all 250,000,000 shares are issued and outstanding. We believe that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock, such as the issuance of shares in connection with stock splits or stock dividends or the issuance or reservation of common stock for equity awards under compensation and benefit plans.

We have no current plans to issue any of the additional authorized but unissued shares of common stock that will become available as a result of the filing of the Amendment. The future issuance of additional shares of common stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company.

Section 242 of the Delaware General Corporation Law

Section 242 of the Delaware General Corporation Law permits the amendment of a corporation’s certificate of incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the holders of at least a majority of the issued and outstanding shares of the effected class approve the action. A majority of the outstanding common stock entitled to vote on the Authorized Shares Amendment voted in favor of the Amendment by written consent dated as of May 25, 2007.

Effective Date

The Authorized Shares Amendment will become effective upon the filing of the Amendment with the Delaware Secretary of State. Under federal securities laws, we cannot file the Authorized Shares Amendment until at least 20 days after mailing this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and in accordance with the Exchange Act, we file periodic reports, documents and other information with the Securities and Exchange Commission (“SEC”) relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

[Remainder of Page Intentionally Left Blank]

EXHIBIT 1

WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDERS
OF
MANHATTAN SCIENTIFICS, INC.
a Delaware Corporation

IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

May 25, 2007

The undersigned, being the holders of at least a majority of the issued and outstanding of voting capital stock of Manhattan Scientifics, Inc., a Delaware corporation (the “Corporation”), acting pursuant to the authority granted by the Corporation’s Bylaws and Section 228 of the Delaware General Corporation Laws, do hereby adopt the following resolutions by written consent as of the date set forth above.

APPROVAL OF THE AMENDMENT
TO INCREASE AUTHORIZED COMMON STOCK

WHEREAS, the Corporation currently has 250,000,000 shares of common stock, par value $0.001 (the “Common Stock”), authorized for issuance, of which all 250,000,000 shares are issued and outstanding as of the date hereof;

WHEREAS, the Board has determined that additional shares of Common Stock are needed to provide the Corporation adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of capital stock;

WHEREAS, the Board has determined that it is in the best interest of the Corporation and its stockholders to increase the number of shares of Common Stock which the Corporation is authorized to issue from Two Hundred Fifty Million (250,000,000) to Five Hundred Million (500,000,000);

WHEREAS, in order to effectuate the increase in authorized Common Stock, the Board has approved and adopted, and the undersigned have reviewed, the Corporation’s form of Certificate of Amendment to the Certificate of Incorporation of the Corporation attached hereto substantially in the form of Exhibit A (the “Amendment”);

WHEREAS, the undersigned believe that additional authorized shares of Common Stock are needed to provide the Corporation adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of capital stock;

WHEREAS, the undersigned have deemed it to be in the best interests of the Corporation and its stockholders to approve the Amendment.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Amendment be, and hereby is, approved in all respects;

RESOLVED, that the Chief Executive Officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional instruments, certificates or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

RESOLVED, that any and all acts of any officer of the Corporation taken prior to or after the adoption of these resolutions for and on behalf of the purposes of these resolutions, hereby are, ratified, confirmed, approved and adopted.

[SIGNATURE PAGES FOLLOW]

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

This Written Consent may be revoked by the undersigned at any time prior to the time upon which written consents of the number of shares required to authorize the above proposed action have been filed with the Corporation.

By:
Name:_________________________________
Common Stock Stockholder
Dated: _________________________________
Number of Shares Voted:___________________

CERTIFICATE OF VOTING CONTROL

I, _________________, the above executing Stockholder, do hereby represent, warrant and certify to the Corporation, that I have the sole and full right, power and authority, to exercise sole voting, investment and control over the shares of Common Stock of the Corporation so voted by me, acting alone, in the foregoing Written Consent.

By:
Name:___________________________________
Common Stock Stockholder
Dated: __________________________________
Number of Shares Voted:____________________

EXHIBIT A

CERTIFICATE OF AMENDMENT

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MANHATTAN SCIENTIFICS, INC.

MANHATTAN SCIENTIFICS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:

FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended, Subsection (a) of the FOURTH Article shall be and read as follows:

“FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

(a) Common. 500,000,000 shares of Common Stock having a par value of $.001 per share;”

 SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being the duly authorized officer of MANHATTAN SCIENTIFICS, INC., does hereby execute this Certificate of Amendment and affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true this ____ day of July 2007.

By:	/s/ Marvin Maslow
Marvin Maslow
Chairman and Chief Executive Officer